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                                                                   EXHIBIT 10.1
                                  GMX RESOURCES
                                One Benham Place
                         9400 North Broadway, Suite 600
                             Oklahoma City, OK 73114
Phone: 600-0711                                                   Fax: 600-0600


Jon Stromberg

     RE: GMX RESOURCES - COMMON STOCK

Dear Jon:

     The purpose of this letter is to confirm our agreement as of February 15, 2000, relating to payment of a portion of your fees for engineering services to GMX Resources, Inc. ("GMX") in GMX Common Stock.

     You have invoiced GMX for engineering services from February 18, 1999 through February 1, 2000 in the aggregate amount of $101,318, 50% of which has been paid in cash by GMX. The remaining 50% of such invoices in the amount of $50,659 will be paid by the issuance of 6,754 shares of common stock of GMX.

     The shares of GMX common stock issued to you shall be subject to the following terms and conditions until such time as GMX shall close a public offering of its common stock:

          1. You shall not have any right to vote the shares issued. By execution hereof, you hereby grant to Ken L. Kenworthy, Jr., the President and Chief Executive Officer of GMX, an irrevocable proxy to vote any and all of such shares or execute shareholder consents, in his sole and exclusive discretion, with the full power of substitution and in the event of the death or incapacity of Ken L. Kenworthy, Jr., Ken L. Kenworthy, Sr. shall be deemed to be substituted in his stead as the proxy hereunder. This irrevocable proxy is granted in consideration of GMX issuing shares to you and is deemed to be coupled with an interest.

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          2. If the other shareholders of GMX elect to sell their shares of GMX or to vote in favor of a sale of assets, merger or other reorganization of GMX, you shall be obligated to participate in such sale or transaction and receive the same consideration per share being paid for the shares of GMX common stock to the other holders thereof.

          3. The shares of common stock issued to you shall not be transferable to any other person without the consent of GMX except in the event of death or incapacity and in such event the restrictions and terms contained herein shall continue to apply to any successor in interest.

     You represent and warrant to GMX and its officers, directors and shareholders that you are acquiring the shares of GMX common stock for investment, solely for your account, with the intention of holding such shares for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of such shares in violation of the Securities Act of 1933 as amended ("1933 Act") or any state securities law. You acknowledge that the shares of common stock in GMX have not been registered under the 1933 Act and GMX is under no obligation to do so. You acknowledge and agree that the certificates for the shares of common stock issued to you will contain a legend setting forth the restrictions on transfer arising as a result of the non-registration under the 1933 Act and as a result of the other restrictions on transfer contained above. You further represent and warrant that you have had access to all information that you may deem necessary about GMX or its properties or prospects to enable you to make an informed decision about accepting payment for your services in shares of GMX common stock.

     You acknowledge and agree that the shares issued to you pursuant to this letter agreement constitute payment for services rendered and taxable income to you. The value of such shares shall be includable in a Form 1099 which will be issued by GMX to you for payments made to you in each calendar year using the value of the shares as prescribed herein. You shall indemnify GMX for any liability, damages, loss, costs, or expense arising out of the share value used for such reporting.

     This letter agreement shall impose no obligation on GMX to continue to engage you to provide engineering services to GMX, nor shall such agreement wave any rights of GMX to negotiate or contest any invoices received from you for services rendered.

     If the foregoing accurately sets forth our agreement, please so indicate in the space provided below and return a copy of this signed letter to GMX.

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                                                     Very truly yours,


                                                     /s/ Ken L. Kenworthy, Jr.
                                                     ---------------------------
                                                     Ken L. Kenworthy, Jr.
                                                     President

     Accepted and agreed to effective as of the 15th day of February, 2000.

                                            By:      /s/ Jon Stromberg
                                                     ---------------------------
                                                     Jon Stromberg